SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 29, 2020

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Except as required by law, the Registrant does not undertake to update its forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering

On September 29, 2020, the Company closed its previously announced underwritten public offering (the “Offering”) in which, pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into between the Company and Maxim Group LLC, as representative of the underwriters (the “Representative”), dated September 24, 2020, the Company issued and sold an aggregate of 2,560,000 units (the “Units”). Of the 2,560,000 Units: (a) 2,310,000 Units consist of one share (each a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $5.00 per share of Common Stock; and (b) 250,000 Units consist of one pre-funded warrant to purchase one share of Common Stock and a Warrant. The public offering price was $5.00 per Unit and the gross proceeds received by the Company at the closing of the Offering on September 29, 2020 pursuant to such sales were approximately $12.8 million, prior to deducting underwriting discounts and commissions and other estimated Offering expenses.

As part of the Offering, the Company offered, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of Common Stock immediately following the consummation of this Offering, the opportunity to purchase Units including one pre-funded warrant in lieu of one share of common stock in the Unit. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each Unit including a pre-funded warrant was equal to $4.99, the price per Unit including one Share, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

The Shares, pre-funded warrants, and Warrants were issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-239958), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 20, 2020, as amended, which was declared effective on September 24, 2020. A final prospectus relating to the Offering was filed with the Commission on September 28, 2020.

Warrant Agent Agreement

On September 29, 2020, the Company entered into a Warrant Agent Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC pursuant to which American Stock Transfer & Trust Company, LLC agrees to act as warrant agent with respect to the Warrants.

As discussed above under “Public Offering,” the Warrants are being offered as part of each Unit and provide the holder the right to purchase one share of Common Stock. Each warrant will be immediately exercisable at an exercise price of $5.00 per share and expire five years after the issuance date.

The foregoing summary of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Subscription Agreements – Deferred Compensation

Pursuant to subscription agreements entered into with the current and former members of the Board and executive officers listed in the table below (the “Management Creditors”) as of September 29, 2020, concurrently with the closing of the Offering, we issued an aggregate of 300,001 units substantially similar to the Units offered in the Offering as payment for an aggregate of $1,500,000 of deferred compensation, representing approximately 74% of the total amount owed to the group. We expect to pay the remaining deferred compensation amount of approximately $525,000 in the aggregate to the Management Creditors in cash (less appropriate tax withholdings) in roughly the same proportions as the number of units issued to each Management Creditor as noted in the table below.

	$ Amount	No. Units
David Dodd	$409,349	81,870
Mark Reynolds	300,918	60,184
Farshad Guirakhoo	135,018	27,004
Harriet Robinson	136,968	27,394
Robert McNally	269,627	53,925
Jack Spencer	105,120	21,024
Dean Kollintzas	59,934	11,987
Randal Chase	83,066	16,613
Total	$1,500,000	300,001

We offered the units to Management Creditors directly and not through underwriters or any brokers or dealers. The units were sold in a separate private placement, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, are restricted as to resale, and are not be subject to any underwriting discounts or commissions.

The foregoing summary of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which was attached as Exhibit 4.8 to Amendment No. 3 to registrant’s Registration Statement on Form S-1 (File No. 333-239958) filed September 8, 2020, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Upon the closing of the Offering, the June 26, 2020 5% Original Issue Discount Senior Secured Convertible Debentures issued in a private placement to two institutional investors (the “Convertible Debentures”) mandatorily converted into 303,667 conversion units, of which 177,625 include shares of common stock and 126,042 include pre-funded warrants (the “Conversion Units”). The Conversion Units provide substantially the same terms as the Units described under Item 1.01 above. The pre-funded warrants provide the holder the right to purchase one share of Common Stock at an exercise price of $0.01 per share, are immediately exercisable and will not expire until exercised in full. The warrants are being offered as part of each Conversion Unit and provide the holder the right to purchase one share of Common Stock. Each warrant will be immediately exercisable at an exercise price of $5.00 per share and expire five years after the issuance date. The holders of our Convertible Debentures have agreed to a 30-day lock-up for shares acquired upon mandatory conversion followed by an additional 60-day period during which the number of those shares which may be sold is limited. The common stock, pre-funded warrants, and warrants issued upon mandatory conversion are restricted securities. The foregoing summaries of the pre-funded warrants and warrants to be issued to the holders of the Convertible Debentures do not purport to be complete and are qualified in their entirety by reference to the full text of the pre-funded warrant and warrant, copies of which are attached hereto as Exhibits 4.4.2 and 4.9 and are incorporated herein by reference.

As previously reported, the sale of the Convertible Debentures and the issuance of the securities upon conversion thereof were exempt from the registration requirements under Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder.

The information set forth in Items 1.01 of this Current Report under the subheading “Subscription Agreements-Deferred Compensation” is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Items 1.01 of this Current Report under the subheading “Subscription Agreements-Deferred Compensation” is hereby incorporated by reference into this Item 5.02 in its entirety.

Item 8.01	Other Events.

The Company issued a press release on September 29, 2020 announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
4.1	Warrant Agent Agreement dated September 29, 2020 between the Company and American Stock Transfer & Trust Company, LLC
4.4.2	Form of Pre-funded Warrant to be issued to holders of Convertible Debentures
4.9	Form of Warrant to be issued to holders of Convertible Debentures
99.1	Closing press release dated September 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2020

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer